Exhibit 99.1

Isle of Capri Casinos, Inc. Chairman and Founder Bernie Goldstein Passes Away

St. Louis, MO – July 6 / PRNewswire / Isle of Capri Casinos, Inc., today announced that the Company’s founder and chairman of the board of directors, Bernard Goldstein, passed away on Sunday, July 5, 2009.

“Bernie was a true visionary, an entrepreneurial spirit. He will be remembered fondly as a man who stood by his word, who cared deeply about all those who worked for the many companies he led and loved his family with all of his heart,” said James B. Perry, executive vice chairman and chief executive officer.  “He founded and built this company with his outstanding dedication and constant desire to help improve communities and create good jobs. He will be missed dearly by his family, friends and those who knew him, but his legacy will live on each day through the thousands of individuals who proudly go to work in a company Bernie built.”

Complete Obituary of Bernard Goldstein:

Bernard (Bernie) Goldstein, chairman of the board of the Alter Companies and Isle of Capri Casinos, Inc. passed away on Sunday, July 5, 2009 surrounded by his family. A Quad Cities native and Florida resident, Bernie will be remembered for his entrepreneurial spirit and extraordinary commitment to his family, to the communities where his companies operate and to all those who worked with him at the companies he led.

Born in Rock Island, Illinois, in 1929 and raised in the Quad Cities, Bernie married his high school sweetheart Irene (Renee) Alter in 1949. Graduating from Rock Island High School at age 15, he earned a law degree from the University of Illinois in 1951 the same year he became a full-time employee at Alter Company, a Davenport, Iowa scrap metal company owned by his father-in-law, Frank R. Alter.

His career was marked by his innovative business spirit.  Bernie always focused on his co-workers, his customers and his communities; over the course of his career Bernie created thousands of jobs essentially producing lifelong careers for many of his employees.  In addition to building Alter Company into a multi-state scrap recycling business, he went on to found Alter Barge Line, River/Gulf Grain, Rock Island River Terminal, Azalea Fleet in Louisiana, Blackhawk Fleet in Davenport, Iowa and Green Bridge Company. He remained chairman of the board of Alter Companies until his death.

Following a successful 40-year career in scrap metal recycling, river freight transportation and affiliated businesses as leader of the Alter Companies, Bernie tested retirement in Florida before he started a second career. At that time in the early 1990s, many industrial towns found themselves in a recession and like today, were diligently looking for new sources of revenue. With strong ties to the Quad Cities region, Bernie became a pivotal figure lobbying for the original legislation for riverboat gaming in Iowa and opened the nation’s first riverboat casino the M/V Diamond Lady, which opened in Bettendorf, Iowa, at 6:00 a.m. on April 1, 1991.

Bernie went on to found Casino America and opened the first riverboat casino in the South, Isle of Capri Casino, in Biloxi, Mississippi on August 1, 1992. Under Bernie’s leadership as chief executive officer and chairman of the board, Isle of Capri Casinos, Inc. owned and operated regional casinos in Mississippi, Louisiana, Missouri, Iowa, Colorado and Florida. He retired from his role as CEO in 2008 and served as chairman of the board until his death.

He also served as chairman of the board and president of Casino Cruises, Inc., which opened and managed the gaming operations of the Par-A-Dice Riverboat Casino in Peoria, Illinois, through March 1993.

Bernie was often referred to in the gaming industry as the Father of Riverboat Gaming. His strong community commitment is illustrated in his pledge to a provision in the Iowa gaming legislation that requires the funding of community non-profit organizations, in effect creating a lasting legacy to support community needs. His community spirit was tapped once again in 2005 when three hurricanes wrought havoc on the lives of so many. His guidance and leadership led Isle of Capri to keep its employees in Mississippi, Louisiana, and Florida on the payroll until operations were repaired and reopened.

In addition to his interests in the gaming industry, Bernie Goldstein served as chairman of the board of Goldstein Group, Inc. The affiliated Goldstein companies include Alter Barge Line, Inc; Alter Trading, Inc; River/Gulf Grain Company, and Green Bridge Company.

The author of “Navigating the Century,” a book published by the History Factory (1998), Bernie earned recognition from various organizations for his community spirit. He twice received the Simon Wiesenthal Distinguished Community Award. In 1993, he was selected Outstanding Business Leader by the Jewish Federation of South Palm Beach County, Florida. In 1995, Passenger Vessel Association presented him the Compass Award, and in 1999, he was inducted into the National Rivers Hall of Fame. He was also honored in 1999 as Louisiana Ernst & Young Master Entrepreneur of the Year. In 2004 he received the Distinguished Alumnus Award from the University of Illinois College of Law at Champaign-Urbana, where he served on the Board of Governors. In 2007, the Goldstein Family Foundation honored Bernie by establishing a scholarship fund at the A.B. Freeman School of Business at Tulane University.  In 2008, he received a Lifetime Achievement Award from the Institute of Scrap Recycling Industries and was named to the American Gaming Association Hall of Fame.

Bernie’s charitable donations included gifts to philanthropic and community organizations, including the Jewish Federation and the Simon Wiesenthal Center.

Bernie is survived by his wife, Renee; his children, Jeffrey Goldstein (Regina) of Bettendorf, Iowa; Robert Goldstein (Susan) of St. Louis, Missouri; Kathy Goldstein of Bellevue, Washington and Richard Goldstein (Isabel) of St. Louis, Missouri; and his nine grandchildren, Michael Goldstein, Josh Millan, Marc Goldstein, Nathan Millan, Samantha Goldstein, Lauren Goldstein, Jeremy Goldstein, Alex Goldstein and Jesse Goldstein. He will be remembered by his lifelong friends and thousands of employees.

Services and burial will be held at the Tri-City Jewish Center in Rock Island, Illinois on Tuesday, July 7 at 11:00 am. Memorial contributions may be made to the Jewish Federation of the Quad Cities, Jewish Federation of St. Louis, or the Simon Wiesenthal Center.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 17 casino properties. The Company owns and operates casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado. and a casino and harness track in Pompano Beach, Florida. Isle of Capri Casinos’ international gaming interests include a casino that it operates in Freeport, Grand Bahama, a casino in Coventry, England, and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Director of Corporate Communication-314.813.9368

NOTE:  Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com.  Isle of Capri Casinos, Inc.’s home page is http://www.islecorp.com.